Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement No. 333-187660, 33-72534, No. 333-99973, No. 333-119509, No. 333-139023, No. 333-144671 and No. 333-161959 on Form S-8 and No. 333-169716, 333-176777 and 333-178952 on Form S-3 of iCAD, Inc. of our report dated September 29, 2014, relating to our audit of the consolidated financial statements of Radion, Inc. and Affiliate as of and for the year ended December 31, 2013, included in this Current Report on Form 8-K.

/s/ McGladrey LLP

McGladrey LLP

Boston, MA

September 29, 2014

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